N E W S
Cimarex Energy Co. 1700 Lincoln Street, Suite 3700 Denver, CO 80203 Phone: (303) 295-3995

Cimarex Reports Third Quarter 2018 Results

•	Daily production averaged 218.6 MBOE; oil production averaged 63,909 barrels per day

•	2018 capital guidance unchanged; targeting mid point

•	Fourth quarter oil production expected to average 73.0 - 78.0 MBbls per day

DENVER, November 6, 2018 - Cimarex Energy Co. (NYSE: XEC) today reported third quarter 2018 net income of $148.4 million, or $1.56 per share, compared to $91.4 million, or $0.96 per share, in the same period a year ago. Third quarter adjusted net income (non-GAAP) was $189.6 million, or $1.99 per share, compared to third quarter 2017 adjusted net income (non-GAAP) of $103.6 million, or $1.09 per share1. Net cash provided by operating activities was $453.5 million in the third quarter of 2018 compared to $251.0 million in the same period a year ago. Adjusted cash flow from operations (non-GAAP) was $388.7 million in the third quarter of 2018 compared to $283.9 million in the third quarter a year ago1.

On August 31, Cimarex closed on the previously announced transaction for the sale of its Ward County assets for $544.5 million. Reported production volumes for the third quarter reflect this closing date.

Total company volumes for the quarter averaged 218.6 thousand barrels of oil equivalent (MBOE) per day. Oil production averaged 63,909 barrels (bbls) per day, up 13 percent from the same period a year ago (17 percent on a pro forma basis) and up four percent from second quarter 2018 levels (eight percent on a pro forma basis). Driven by the 80 wells expected to be brought on production in the second half of 2018 (including 46 wells brought on production in the third quarter) and pro forma for the sale of assets in Ward County, Texas, Cimarex continues to expect oil production growth of 21-23 percent year-over-year. (See Pro Forma Production Reconciliation table below.)

Realized oil prices averaged $58.25 per barrel, up 31 percent from the $44.38 per barrel received in the third quarter of 2017. Realized natural gas prices averaged $1.84 per thousand cubic feet (Mcf) down 31 percent from the third quarter 2017 average of $2.65 per Mcf. NGL prices averaged $25.72 per barrel, up 19 percent from the $21.63 per barrel received in the third quarter of 2017 and up 15 percent sequentially. Realized prices for 2018 reflect the adoption of Accounting Standards Codification 606 (ASC 606). See table below (Impact of ASC 606) for comparison of realized prices for 2018 for pre- and post-ASC 606.

Both oil and natural gas prices were negatively impacted by local price differentials. Our realized Permian oil differential to WTI Cushing averaged $(14.34) per barrel in the quarter, compared to $(8.05) per barrel in the second quarter of 2018 and $(4.06) per barrel in the third quarter of 2017. Cimarex's average differential on its

Permian natural gas production was $(1.25) per Mcf below Henry Hub in the third quarter of 2018 compared to $(0.29) per Mcf lower in the third quarter of 2017. In the Mid-Continent region, realized gas prices were $(0.94) per Mcf below the Henry Hub index versus $(0.38) per Mcf below Henry Hub in the third quarter of 2017.

Cimarex invested $501 million in exploration and development (E&D) during the third quarter, of which $400 million is attributable to drilling and completion activities. Third quarter investments were funded with cash flow from operations and cash on the balance sheet. Total debt at September 30, 2018 consisted of $1.5 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and a cash balance of $864 million. Debt was 33 percent of total capitalization2.

2018 Outlook
Fourth quarter 2018 production volumes are expected to average 238 - 247 MBOE per day with oil volumes estimated to average 73.0 - 78.0 MBbls per day, or 29 - 38 percent higher than the pro forma fourth quarter 2017 average. The total 2018 daily production volumes are now expected to average 218 - 221 MBOE per day with annual oil volumes estimated to average 66.0 - 67.2 MBbls per day.

On a pro forma basis (excluding Ward volumes entirely), Cimarex expects 2018 total production (MBOE per day) and oil production (barrels per day) to grow 17-18 percent and 21-23 percent over 2017 volumes. See Pro Forma Production Reconciliation table below.

Pro Forma Production Reconciliation
(excludes Ward volumes for all periods)
	2018E			2017	% Growth
Daily Production (MBOE/d)	213	-	216	183.1	17-18%
Daily Oil Production (MBbls/d)	62.6	-	63.8	51.8	21-23%

Estimated 2018 exploration and development investment is $1.6 – 1.7 billion, unchanged. from original guidance given in February.

Expenses per BOE of production for the fourth quarter of 2018 are estimated to be:

Production expense	$3.35 - 3.80
Transportation, processing and other expense*	2.40 - 3.00
DD&A and ARO accretion	7.00 - 7.60
General and administrative expense	1.10 - 1.40
Taxes other than income (% of oil and gas revenue)	5.75 - 6.25%

*Reflects adoption of ASC 606 (see Impact of ASC 606 table below).

Operations Update
Cimarex invested $501 million in E&D during the third quarter, 74 percent in the Permian Basin and 26 percent in the Mid-Continent. Cimarex brought 120 gross (46 net) wells on production during the quarter. At September 30, 98 gross (41 net) wells were waiting on completion. Cimarex currently is operating 16 drilling rigs.

WELLS BROUGHT ON PRODUCTION BY REGION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Gross wells
Permian Basin	40	29	89	65
Mid-Continent	80	48	174	133
	120	77	263	198
Net wells
Permian Basin	26	16	48	42
Mid-Continent	20	14	36	32
	46	30	84	74

Permian Region
Production from the Permian region averaged 120,822 BOE per day in the third quarter, a 15 percent increase from third quarter 2017 (19 percent on a pro forma basis). Oil volumes averaged 49,001 barrels per day, a 12 percent increase from third quarter 2017 (17 percent on a pro forma basis).

Cimarex completed 40 gross (26 net) wells in the Permian region during the third quarter. There were 45 gross (32 net) wells waiting on completion at September 30.

In Lea County, New Mexico, Cimarex is pleased to announce results from five new wells including the Red Hills Unit 17H, a long lateral Upper Wolfcamp well that had average peak 30-day initial production of 5,164 BOE (3,611 barrels of oil) per day. Cimarex drilled three additional 10,000-foot lateral wells in the Red Hills area on the Vaca Draw 20-17 lease including one well in each of the Avalon, Leonard and Upper Wolfcamp formations (see company presentation for details). A 5,000-foot lateral in the Third Bone Spring was brought on line in Northern Lea County that had a 30-day initial production rate of 2,638 BOE (2,165 barrels of oil) per day.

Cimarex currently is operating 12 drilling rigs and three completion crews in the region.

Mid-Continent Region
Production from the Mid-Continent averaged 97,346 BOE per day for the third quarter, up 14 percent from third quarter 2017 and up ten percent sequentially.

During the third quarter, Cimarex completed 80 gross (20 net) wells in the Mid-Continent region including multi-well pads at the Steve-O Meramec development (six wells) and the Shelly (eight wells) and J.D. Hoppinscotch (four wells) spacing pilots in the Woodford formation in the Lone Rock area. At the end of the quarter, 53 gross (9 net) wells were waiting on completion. Cimarex currently is operating four drilling rigs and one completion crew in the region.

Production by Region
Cimarex’s average daily production and commodity price by region is summarized below:

DAILY PRODUCTION BY REGION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Permian Basin
Gas (MMcf)	239.4	217.9	239.3	212.9
Oil (Bbls)	49,001	43,735	49,211	43,544
NGL (Bbls)	31,919	24,659	29,863	23,771
Total Equivalent (BOE)	120,822	104,703	118,952	102,798

Mid-Continent
Gas (MMcf)	317.9	296.8	303.6	292.4
Oil (Bbls)	14,755	12,846	14,149	11,937
NGL (Bbls)	29,603	23,142	27,829	22,999
Total Equivalent (BOE)	97,346	85,451	92,569	83,676

Total Company
Gas (MMcf)	558.8	515.9	544.4	506.7
Oil (Bbls)	63,909	56,687	63,586	55,596
NGL (Bbls)	61,560	47,840	57,748	46,806
Total Equivalent (BOE)	218,595	190,518	212,069	186,858

AVERAGE REALIZED PRICE BY REGION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018*	2017	2018*	2017

Permian Basin
Gas ($ per Mcf)	1.66	2.70	1.79	2.78
Oil ($ per Bbl)	55.16	44.14	58.24	45.33
NGL ($ per Bbl)	27.53	20.58	23.95	18.50

Mid-Continent
Gas ($ per Mcf)	1.97	2.61	2.01	2.85
Oil ($ per Bbl)	68.42	45.21	64.82	45.33
NGL ($ per Bbl)	23.75	22.75	21.77	21.70

Total Company
Gas ($ per Mcf)	1.84	2.65	1.92	2.82
Oil ($ per Bbl)	58.25	44.38	59.70	45.33
NGL ($ per Bbl)	25.72	21.63	22.90	20.07

*Realized prices for 2018 reflect the adoption of ASC 606. See Impact of ASC 606 table for a comparison of 2018 realized prices on a pre- and post-ASC 606 basis.

Other
The following table summarizes the company’s current open hedge positions:

		4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20
Gas Collars:	PEPL(3)
	Volume (MMBtu/d)	123,261	120,000	120,000	90,000	60,000	30,000	—
	Wtd Avg Floor	$2.09	$2.05	$2.05	$1.93	$1.93	$1.97	$—
	Wtd Avg Ceiling	$2.43	$2.42	$2.42	$2.34	$2.42	$2.51	$—

	El Paso Perm(3)
	Volume (MMBtu/d)	86,630	80,000	80,000	60,000	30,000	10,000	—
	Wtd Avg Floor	$1.78	$1.69	$1.69	$1.48	$1.37	$1.40	$—
	Wtd Avg Ceiling	$2.01	$1.92	$1.92	$1.74	$1.60	$1.70	$—

	Waha (3)
	Volume (MMBtu/d)	26,630	30,000	30,000	30,000	30,000	20,000	—
	Wtd Avg Floor	$1.38	$1.38	$1.38	$1.38	$1.38	$1.40	$—
	Wtd Avg Ceiling	$1.67	$1.67	$1.67	$1.67	$1.67	$1.73	$—

Oil Collars:	WTI(4)
	Volume (Bbl/d)	37,000	31,000	31,000	24,000	16,000	8,000	—
	Wtd Avg Floor	$52.97	$53.94	$53.94	$55.67	$58.50	$60.00	$—
	Wtd Avg Ceiling	$64.79	$66.88	$66.88	$70.03	$71.94	$75.85	$—

Oil Basis Swaps:	WTI Midland(5)
	Volume (Bbl/d)	29,000	29,000	29,000	24,000	16,000	7,000	7,000
	Weighted Avg Differential	$(5.01)	$(5.46)	$(5.46)	$(6.50)	$(7.79)	$(0.40)	$(0.40)

Conference call and webcast
Cimarex will host a conference call tomorrow, November 7, at 11:00 a.m. EDT (9:00 a.m. MT). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To join the live, interactive call, please dial 866-367-3053 ten minutes before the scheduled start time (callers in Canada dial 855-669-9657 and international callers dial 412-902-4216).

A replay will be available on the company’s website.

Investor Presentation
For more details on Cimarex’s third quarter 2018 results, please refer to the company’s investor presentation available at www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Permian Basin and Mid-Continent areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the “2018 Outlook” contains projections for certain 2018 operational and financial metrics. These forward-looking statements are based on management’s judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.
Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including among other things: oil, NGL and natural gas price levels and volatility; higher than expected costs and expenses, including the availability and cost of services and materials; compliance with environmental and other regulations; costs and availability of third party facilities for gathering, processing, refining and transportation; risks associated with operating in one major geographic area; environmental liabilities; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; declines in the values of our oil and gas properties resulting in impairments; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions and disposal of produced water; unexpected future capital expenditures; economic and competitive conditions; the availability and cost of capital; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; derivative and hedging activities; the success of the company's risk management activities; title to properties; litigation; the ability to complete property sales or other transactions; the effectiveness of controls over financial reporting; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

1	Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See below for reconciliations of the related GAAP amounts.

2	Debt to total capitalization is calculated by dividing long-term debt by long-term debt plus stockholders’ equity.

3
PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index, El Paso Perm refers to El Paso Permian Basin index, and Waha refers to West Texas (Waha) Index, all as quoted in Platt’s Inside FERC.

4	WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

5	Index price on basis swaps is WTI NYMEX less the weighted average WTI Midland differential, as quoted by Argus Americas Crude.

RECONCILIATION OF ADJUSTED NET INCOME

The following reconciles net income as reported under generally accepted accounting principles (GAAP) to adjusted net income (non-GAAP) for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands, except per share data)

Net income	$148,354	$91,399	$475,669	$319,633
Mark-to-market loss (gain) on open derivative positions	53,507	19,085	51,128	(53,003)
Loss on early extinguishment of debt	—	—	—	28,169
Tax impact	(12,253)	(6,851)	(11,810)	9,213
Adjusted net income	$189,608	$103,633	$514,987	$304,012
Diluted earnings per share	$1.56	$0.96	$5.00	$3.36
Adjusted diluted earnings per share*	$1.99	$1.09	$5.39	$3.19

Weighted-average number of shares outstanding:
Adjusted diluted**	95,512	95,320	95,472	95,222

Adjusted net income and adjusted diluted earnings per share exclude the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP measures because:

a)	Management uses adjusted net income to evaluate the company's operating performance between periods and to compare the company's performance to other oil and gas exploration and production companies.

b)	Adjusted net income is more comparable to earnings estimates provided by research analysts.

* Does not include adjustments resulting from application of the "two-class method" used to determine earnings per share under GAAP.

** Reflects the weighted-average number of common shares outstanding during the period as adjusted for the dilutive effects of outstanding stock options.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net cash provided by operating activities to adjusted cash flows from operations (non-GAAP) for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
Net cash provided by operating activities	$453,474	$251,005	$1,157,813	$755,805
Change in operating assets and liabilities	(64,792)	32,901	(52,386)	72,728

Adjusted cash flow from operations	$388,682	$283,906	$1,105,427	$828,533

Management uses the non-GAAP financial measure of adjusted cash flow from operations as a means of measuring our ability to fund our capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of net cash provided by operating activities. Management believes this non-GAAP financial measure provides useful information to investors for the same reason, and that it is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

IMPACT OF ASC 606

Effective January 1, 2018, Cimarex adopted the provisions of Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”). Application of ASC 606 has no impact on our net income or cash flows from operations; however, certain costs classified as Transportation, processing, and other operating expenses in the statement of operations under prior accounting standards are now reflected as deductions from revenue under ASC 606. The following tables present certain Pre- and Post-ASC 606 amounts:

REVENUES
	Three Months Ended September 30,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
	(in thousands)
Oil sales	$342,495	$342,495	$231,441
Gas sales	$98,321	$94,433	$125,707
NGL sales	$151,648	$145,654	$95,191

	Nine Months Ended September 30,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
	(in thousands)
Oil sales	$1,036,402	$1,036,402	$687,960
Gas sales	$295,725	$284,941	$390,126
NGL sales	$382,387	$361,066	$256,503

AVERAGE REALIZED PRICE BY REGION
	Three Months Ended September 30,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
Permian Basin
Gas ($ per Mcf)	1.78	1.66	2.70
Oil ($ per Bbl)	55.16	55.16	44.14
NGL ($ per Bbl)	29.08	27.53	20.58

Mid-Continent
Gas ($ per Mcf)	2.01	1.97	2.61
Oil ($ per Bbl)	68.42	68.42	45.21
NGL ($ per Bbl)	24.28	23.75	22.75

Total Company
Gas ($ per Mcf)	1.91	1.84	2.65
Oil ($ per Bbl)	58.25	58.25	44.38
NGL ($ per Bbl)	26.78	25.72	21.63

	Nine Months Ended September 30,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
Permian Basin
Gas ($ per Mcf)	1.90	1.79	2.78
Oil ($ per Bbl)	58.24	58.24	45.33
NGL ($ per Bbl)	25.59	23.95	18.50

Mid-Continent
Gas ($ per Mcf)	2.05	2.01	2.85
Oil ($ per Bbl)	64.82	64.82	45.33
NGL ($ per Bbl)	22.82	21.77	21.70

Total Company
Gas ($ per Mcf)	1.99	1.92	2.82
Oil ($ per Bbl)	59.70	59.70	45.33
NGL ($ per Bbl)	24.26	22.90	20.07

TRANSPORTATION, PROCESSING, AND OTHER OPERATING EXPENSES
	Three Months Ended September 30,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
	(in thousands, except per BOE)
Transportation, processing, and other operating expenses	$59,602	$49,720	$58,387
Per BOE	$2.96	$2.47	$3.33

	Nine Months Ended September 30,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
	(in thousands, except per BOE)
Transportation, processing, and other operating expenses	$178,923	$146,818	$172,034
Per BOE	$3.09	$2.54	$3.37

OIL AND GAS CAPITALIZED EXPENDITURES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
Acquisitions:
Proved	$—	$—	$62	$260
Unproved	10,015	438	12,251	4,263
	10,015	438	12,313	4,523

Exploration and development:
Land and seismic	$55,603	$12,872	$76,027	$123,359
Exploration and development	445,429	322,651	1,113,898	813,693
	501,032	335,523	1,189,925	937,052

Property sales:
Proved	$(527,650)	$1,807	$(557,191)	$(85)
Unproved	(12,022)	(780)	(17,323)	(8,051)
	(539,672)	1,027	(574,514)	(8,136)

	$(28,625)	$336,988	$627,724	$933,439

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands, except per share information)
Revenues:
Oil sales	$342,495	$231,441	$1,036,402	$687,960
Gas and NGL sales	240,087	220,898	646,007	646,629
Gas gathering and other	8,906	11,342	32,487	32,720
	591,488	463,681	1,714,896	1,367,309
Costs and expenses:
Depreciation, depletion, amortization, and accretion	138,195	112,893	417,555	319,173
Production	76,272	65,410	226,758	190,409
Transportation, processing, and other operating	49,720	58,387	146,818	172,034
Gas gathering and other	10,569	8,856	29,859	25,930
Taxes other than income	28,431	24,314	86,549	63,104
General and administrative	21,148	21,039	64,208	58,835
Stock compensation	6,437	7,038	16,262	19,619
Loss (gain) on derivative instruments, net	54,006	16,109	71,546	(50,261)
Other operating expense, net	10,015	95	15,470	977
	394,793	314,141	1,075,025	799,820

Operating income	196,695	149,540	639,871	567,489

Other (income) and expense:
Interest expense	17,159	16,838	50,837	57,985
Capitalized interest	(5,457)	(5,373)	(15,117)	(17,456)
Loss on early extinguishment of debt	—	—	—	28,169
Other, net	(7,544)	(4,563)	(14,716)	(9,004)

Income before income tax	192,537	142,638	618,867	507,795
Income tax expense	44,183	51,239	143,198	188,162
Net income	$148,354	$91,399	$475,669	$319,633

Earnings per share to common stockholders:
Basic	$1.56	$0.96	$5.00	$3.36
Diluted	$1.56	$0.96	$5.00	$3.36

Dividends declared per share	$0.18	$0.08	$0.50	$0.24

Weighted-average number of shares outstanding:
Basic	93,845	93,501	93,758	93,431
Diluted	93,867	93,531	93,788	93,465

Comprehensive income:
Net income	$148,354	$91,399	$475,669	$319,633
Other comprehensive income:
Change in fair value of investments, net of tax	539	234	541	860
Total comprehensive income	$148,893	$91,633	$476,210	$320,493

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
Cash flows from operating activities:
Net income	$148,354	$91,399	$475,669	$319,633
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion, amortization, and accretion	138,195	112,893	417,555	319,173
Deferred income taxes	43,083	51,239	142,815	188,168
Stock compensation	6,437	7,038	16,262	19,619
Loss (gain) on derivative instruments, net	54,006	16,109	71,546	(50,261)
Settlements on derivative instruments	(499)	2,975	(20,418)	(2,742)
Loss on early extinguishment of debt	—	—	—	28,169
Changes in non-current assets and liabilities	(1,957)	1,068	(1,244)	2,144
Other, net	1,063	1,185	3,242	4,630
Changes in operating assets and liabilities:
Accounts receivable	(26,784)	(67,776)	(11,772)	(128,921)
Other current assets	2,535	(8,268)	4,421	(19,372)
Accounts payable and other current liabilities	89,041	43,143	59,737	75,565
Net cash provided by operating activities	453,474	251,005	1,157,813	755,805
Cash flows from investing activities:
Oil and gas capital expenditures	(500,677)	(319,777)	(1,151,484)	(901,949)
Sales of oil and gas assets	538,525	(1,027)	573,367	8,136
Sales of other assets	465	116	990	510
Other capital expenditures	(18,925)	(13,123)	(75,037)	(31,332)
Net cash provided (used) by investing activities	19,388	(333,811)	(652,164)	(924,635)
Cash flows from financing activities:
Borrowings of long-term debt	—	—	—	748,110
Repayments of long-term debt	—	—	—	(750,000)
Call premium, financing, and underwriting fees	—	(159)	—	(29,194)
Dividends paid	(15,237)	(7,590)	(38,038)	(22,743)
Employee withholding taxes paid upon the net settlement of equity-classified stock awards	(5,464)	(6,422)	(6,410)	(7,637)
Proceeds from exercise of stock options	962	190	2,211	226
Net cash used by financing activities	(19,739)	(13,981)	(42,237)	(61,238)
Net change in cash and cash equivalents	453,123	(96,787)	463,412	(230,068)
Cash and cash equivalents at beginning of period	410,823	519,595	400,534	652,876
Cash and cash equivalents at end of period	$863,946	$422,808	$863,946	$422,808

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30, 2018	December 31, 2017
Assets	(in thousands, except share and per share information)
Current assets:
Cash and cash equivalents	$863,946	$400,534
Accounts receivable, net of allowance	471,423	460,174
Oil and gas well equipment and supplies	55,546	49,722
Derivative instruments	31,176	15,151
Other current assets	5,624	10,054
Total current assets	1,427,715	935,635
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	18,047,645	17,513,460
Unproved properties and properties under development, not being amortized	564,982	476,903
	18,612,627	17,990,363
Less – accumulated depreciation, depletion, amortization, and impairment	(15,124,111)	(14,748,833)
Net oil and gas properties	3,488,516	3,241,530
Fixed assets, net of accumulated depreciation of $324,270 and $290,114, respectively	244,125	210,922
Goodwill	620,232	620,232
Derivative instruments	154	2,086
Other assets	37,693	32,234
	$5,818,435	$5,042,639
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$141,426	$98,386
Accrued liabilities	412,747	351,849
Derivative instruments	97,480	42,066
Revenue payable	193,692	187,273
Total current liabilities	845,345	679,574
Long-term debt:
Principal	1,500,000	1,500,000
Less – unamortized debt issuance costs and discount	(11,853)	(13,080)
Long-term debt, net	1,488,147	1,486,920
Deferred income taxes	244,592	101,618
Derivative instruments	14,076	4,268
Other liabilities	200,453	201,981
Total liabilities	2,792,613	2,474,361

Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 95,602,550 and 95,437,434 shares issued, respectively	956	954
Additional paid-in capital	2,778,203	2,764,384
Retained earnings (accumulated deficit)	243,923	(199,259)
Accumulated other comprehensive income	2,740	2,199
Total stockholders' equity	3,025,822	2,568,278
	$5,818,435	$5,042,639